As filed with the Securities and Exchange Commission on January 16, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida	27-1739487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2515 McKinney Avenue, Suite 900 Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)

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Red Mountain Resources, Inc.

2012 Long-Term Incentive Plan

(Full title of the plans)

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Alan W. Barksdale

Chief Executive Officer

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

(Name and address of agent for service)

(214) 871-0400

(Telephone number, including area code, of agent for service)

with copies of communications to:

Garrett A. DeVries

Yuki P. Whitmire

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

(214) 969-2800

(214) 969-4343 (fax)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.00001 per share	8,200,000 (2)	$0.79 (3)	$6,478,000 (3)	$883.60

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of common stock, par value $0.00001 per share (the “Common Stock”), of Red Mountain Resources, Inc. as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Represents Common Stock issuable pursuant to the Red Mountain Resources, Inc. 2012 Long-Term Incentive Plan.

(3)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the OTC Bulletin Board on January 10, 2013 (within five (5) business days prior to filing this Registration Statement).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the Red Mountain Resources, Inc. 2012 Long-Term Incentive Plan (the “Plan”). With respect to the Plan, the documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the introductory note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” certain information we have filed with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed with the Commission (excluding those portions of any Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended May 31, 2012, filed on September 13, 2012;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2012, filed on October 15, 2012, as amended by Amendment No. 1 on Form 10-Q/A filed on November 8, 2012;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2012, filed on January 14, 2013;

•	Current Report on Form 8-K dated December 24, 2012, and filed on December 31, 2012;

•	Current Report on Form 8-K dated December 10, 2012, and filed on December 14, 2012;

•	Current Report on Form 8-K dated November 30, 2012, and filed on November 30, 2012;

•	Current Report on Form 8-K dated November 16, 2012, and filed on November 16, 2012;

•	Current Report on Form 8-K dated November 14, 2012, and filed on November 14, 2012;

•	Current Report on Form 8-K dated November 6, 2012, and filed on November 13, 2012;

•	Current Report on Form 8-K dated October 30, 2012, and filed on November 2, 2012;

•	Current Report on Form 8-K dated October 18, 2012, and filed on October 29, 2012;

•	Current Report on Form 8-K dated October 19, 2012, and filed on October 19, 2012, as amended by Amendment No. 1 on Form 8-K/A filed on November 7, 2012 and Amendment No. 2 to Form 8-K/A filed on January 15, 2013;

•	Current Report on Form 8-K dated September 7, 2012, and filed on September 7, 2012;

•	Current Report on Form 8-K dated August 28, 2012, and filed on August 29, 2012;

•	Current Report on Form 8-K dated August 10, 2012, and filed on August 13, 2012;

•	Current Report on Form 8-K dated July 25, 2012, and filed on July 30, 2012;

•	Current Report on Form 8-K dated July 19, 2012, and filed on July 25, 2012, as amended by Amendment No. 1 on Form 8-K/A filed on August 16, 2012;

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•	Current Report on Form 8-K dated June 30, 2012, and filed on July 3, 2012;

•	Amendment No. 1 on Form 8-K/A filed on June 21, 2012 to the Current Report on Form 8-K dated August 30, 2011;

•	Amendment No. 5 on Form 8-K/A filed on June 21, 2012, and Amendment No. 6 on Form 8-K/A filed on September 14, 2012, to the Current Report on Form 8-K dated May 26, 2011;

•	Current Report on Form 8-K dated June 13, 2012, and filed on June 18, 2012; and

•	The description of our common stock, which is contained in our registration statement on Form 8-A filed with the SEC on September 22, 2011, as updated or amended in any amendment or report filed for such purpose.

All reports and other documents we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be part hereof from the date such reports and other documents are filed. Information or statements contained in this Registration Statement modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information or statements contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this Registration Statement or in earlier-dated documents incorporated by reference. Any such information or statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

The Florida Business Corporation Act (the “Florida Act”) and our by-laws permit us to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Florida Act and our by-laws permit us to indemnify any person, who was or is a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, the Florida Act and our by-laws provide that such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

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The Florida Act and our by-laws permit us to pay expenses incurred by a director or officer in any suit in advance of the final disposition of such suit upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Florida Act and our by-laws prohibit indemnification or advancement of expenses if a final adjudication establishes that the actions of a director or officer constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the Company in the case of a suit by the Company or in a derivative suit by a stockholder or in a suit by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the Florida Act.

In accordance with our articles of incorporation, we shall, to the fullest extent permitted by the Florida Act, indemnify or advance expenses to any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Company; (ii) is or was serving at the request of the Company as a director of another corporation, provided that such person is or was at the time a director of the Company; or (iii) is or was serving at the request of the Company as an officer of another corporation, provided that such person is or was at the time a director of the Company or a director of such other corporation, serving at the request of the Company. In addition, our articles of incorporation provide that, unless otherwise expressly prohibited by the Florida Act, and except as otherwise provided in the previous sentence, our board of directors shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

A Florida company also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agents.

The Company’s articles of incorporation and bylaws provide that the Company shall indemnify each of its directors and officers to the fullest extent permitted by law. The bylaws further provide that the indemnity will include advances for expenses and costs incurred by such director or officer related to any action in regard to which indemnity is permitted. In this regard, the Company has entered into separate indemnity agreements with each of its directors and officers to provide additional indemnification rights and protections to those persons. The Company maintains directors’ and officers’ liability insurance covering its directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role, including insurance for claims against these persons brought under securities laws. Such insurance is subject to the coverage amounts, exceptions, deductibles and other conditions set forth in the policy. There is no assurance that the Company will maintain liability insurance for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

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Item 8.  Exhibits.

Exhibit No.	Description
4.1

Articles of Incorporation of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.)

(incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1

(File No. 333-164968), filed with the SEC on February 18, 2010).

4.2

Articles of Amendment to Articles of Incorporation of Red Mountain Resources, Inc. (f/k/a

Teaching Time, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2011).

4.3 4.4

Articles of Correction for Red Mountain Resources (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2011).

By-Laws of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-164968), filed with the SEC on February 18, 2010).

5.1*	Opinion of Carlton Fields, P.A.

23.1*	Consent of Hein & Associates LLP.

23.2*	Consent of L J Soldinger Associates, LLC.

23.3*	Consent of Forest A. Garb & Associates, Inc.

23.4*	Consent of Lee Engineering.

23.5*	Consent of Carlton Fields, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	Red Mountain Resources, Inc. 2012 Long-Term Incentive Plan (incorporated herein by reference to Annex A of our Schedule 14A dated as of September 26, 2012, filed with the SEC on September 26, 2012).

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* Filed herewith.

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 16, 2013.

RED MOUNTAIN RESOURCES, INC.

By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Alan W. Barksdale and Michael Uffman, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan W. Barksdale Alan W. Barksdale	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	January 16, 2013

/s/ Michael Uffman Michael Uffman	Chief Financial Officer (Principal Financial Officer)	January 16, 2013

/s/ Hilda D. Kouvelis Hilda D. Kouvelis	Chief Accounting Officer (Principal Accounting Officer)	January 16, 2013

/s/ Randell K. Ford Randell K. Ford	Director	January 16, 2013

/s/ Richard Y. Roberts Richard Y. Roberts	Director	January 16, 2013

/s/ Lynden B. Rose Lynden B. Rose	Director	January 16, 2013

/s/ Paul N. Vassilakos Paul N. Vassilakos	Director	January 16, 2013

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EXHIBIT INDEX

Exhibit No.	Description
4.1

Articles of Incorporation of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.)

(incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1

(File No. 333-164968), filed with the SEC on February 18, 2010).

4.2

Articles of Amendment to Articles of Incorporation of Red Mountain Resources, Inc. (f/k/a

Teaching Time, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2011).

4.3 4.4

Articles of Correction for Red Mountain Resources (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2011).

By-Laws of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-164968), filed with the SEC on February 18, 2010).

5.1*	Opinion of Carlton Fields, P.A.

23.1*	Consent of Hein & Associates LLP.

23.2*	Consent of L J Soldinger Associates, LLC.

23.3*	Consent of Forest A. Garb & Associates, Inc.

23.4*	Consent of Lee Engineering.

23.5*	Consent of Carlton Fields, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	Red Mountain Resources, Inc. 2012 Long-Term Incentive Plan (incorporated herein by reference to Annex A of our Schedule 14A dated as of September 26, 2012, filed with the SEC on September 26, 2012).

____________________

* Filed herewith.

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